Exhibit 1.01 to Form SD

CONFLICT MINERALS REPORT

CISCO SYSTEMS, INC.

Cisco Systems, Inc. (herein referred to as “Cisco,” the “Company,” “we,” “our” and “us”) is committed to sourcing components and materials from companies that share our values regarding human rights, ethics, and environmental responsibility. Our supply chain responsibility practices include the sourcing of minerals used in our products. As Cisco does not directly procure minerals from mines, or the smelters or refiners (“SORs”) that process them, we work to advance responsible mineral sourcing in the upstream supply chain through our policies and due diligence practices.

About this Report

This Conflict Minerals Report (“CMR”) has been prepared by Cisco in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. The information contained herein includes only the activities of Cisco’s majority-owned subsidiaries and variable interest entities that are subject to the Final CM Rules (as defined below).

This CMR for the reporting period January 1 to December 31, 2020 is presented to comply with the final conflict minerals implementing rules promulgated by the Securities and Exchange Commission (“SEC”), as modified by the SEC order issued on May 2, 2014 (“Final CM Rules”). The Final CM Rules were adopted by the SEC to implement the reporting requirements mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Final CM Rules impose reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals (as defined below) that are necessary to the functionality or production of such products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum and tungsten (collectively or individually, as appropriate, “3TG”).

To comply with the Final CM Rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups in any of these countries.

I.	Overview

Company Overview

Cisco designs and sells a broad range of technologies that have been powering the Internet since 1984. We are integrating intent-based technologies across networking, security, collaboration, applications and the cloud. These technologies are designed to help our customers manage more users, devices and things connecting to their networks. This will enable us to provide customers with a highly secure, intelligent platform for their digital business.

Products Overview

Cisco’s products and technologies are grouped into the following categories: infrastructure platforms; applications; security and other products. In addition to our product offerings, we provide a broad range of service offerings, including technical support services and advanced services. The infrastructure platforms product category represents our core networking offerings of switching, routing, data center and wireless products. The 3TG present in Cisco’s supply chain is used primarily in the manufacture of these infrastructure platform products. The information set forth under the subheading “Products and Services” in “Item 1. Business” of our most recent annual report on Form 10-K, filed with the SEC on September 3, 2020, is incorporated herein by reference.

Supply Chain Overview

Cisco’s supply chain operations encompass the development, manufacture, distribution and take-back of our products. This includes sourcing, order management, manufacturing, delivery, and “reverse logistics” (which refers to logistics relating to the return, reuse and/or recycling of products).

We spend billions of dollars each year with a complex community of thousands of suppliers around the world. We have categorized our suppliers into three types: manufacturing partners, component suppliers, and logistics and service providers. Certain component suppliers, e.g. packaging suppliers, as well as logistics and service providers were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide Cisco with any products within the scope of the Final CM Rules.

Due to Cisco’s commitment to responsible sourcing, we commenced conflict minerals-related due diligence on a voluntary basis in 2012. As Cisco does not have a direct relationship with 3TG SORs, we collaborate with our suppliers and other companies within our sector to implement many of our Conflict Minerals compliance policies and processes.

Cisco requires “In-Scope Suppliers,” defined as suppliers within our product supply chain that could potentially be supplying products/components that contain 3TG, to provide information regarding the origin, source and chain of custody of the Conflict Minerals contained in our product components and materials. Cisco has relied upon such information in the preparation of this CMR.

Overview of Cisco’s Alignment with Existing Conflict Minerals Industry Initiatives

Cisco has been a member of the Responsible Business Alliance (“RBA”) since April 2008 and is a participant in the RBA’s Responsible Materials Initiative (“RMI,” member code CSCO). We support this multi-industry initiative that audits SORs’ sourcing activities and advances responsible sourcing practices. We have adopted the RMI’s standard industry tools and templates, including the Responsible Minerals Assurance Process (“RMAP”) and Conflict Minerals Reporting Template (“CMRT”). The RMAP is a standardized audit program for SORs that assesses management systems for responsible sourcing and also determines country of origin of the minerals processed. The CMRT is a data collection tool designed to enable our In-Scope Suppliers to investigate, determine and disclose the identity of the SORs that are in their supply chains. Additionally, Cisco participates in RMI subcommittees to support advancement in mineral due diligence activities and tools.

II.	Design of Cisco’s Responsible Minerals Program

Summary of Cisco’s Responsible Minerals Program

Our Responsible Minerals Program works across our supply chain organization and is designed to advance ethical sourcing and risk mitigation in multiple ways:

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Policy Management: Our Responsible Minerals Policy is designed to set clear expectations for our suppliers, and we have established a governance structure for internal management and evaluation of the due diligence process including situational decision making and escalation processes regarding supplier behavior.

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Due Diligence Plan: Our due diligence activities include identifying and mitigating risk in 3TG sourcing to comply with applicable laws and regulations and to help us achieve our responsible sourcing goals.

•

Collaboration and Community: Cisco collaborates with industry peers in seeking to address systemic obstacles to greater transparency with respect to minerals-related sourcing activity. We also engage further upstream with manufacturing partners and suppliers, and we operate through the RMI to engage SORs and mining companies to strengthen our ability to source responsibly.

•

Advancing Mineral Supply Chain Transparency: Cisco is exploring new technologies for enabling data transfer from mines to the downstream supply chain, with the goal of increasing visibility and supporting ethical mineral sourcing.

•

Communicating Impact: Cisco reports on our policy, activities, and results in our annual SEC filing pertaining to Conflict Minerals, to which this CMR is an exhibit, and also in other forms of public reporting, such as our annual Corporate Social Responsibility Impact Report, to inform our stakeholders.

Cisco’s Responsible Minerals Program Design and Alignment to the OECD’s Five Steps

Cisco designed its due diligence with respect to the source and chain of custody of the 3TG contained in its products based on the five-step due diligence framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s (“OECD’s”) Due

Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRAs”), including the supplements thereto. Additionally, Cisco requires suppliers to source only from SORs conformant with the applicable RMAP standard or a cross-recognized scheme. The RMAP requires SORs to address all risks identified in Annex II of the OECD guidance, some of which include any forced labor1, worst forms of child labor2, gross human rights violations, war crimes, direct or indirect support to non-state armed groups and security forces, bribery, and money laundering.

1.	Establish Strong Company Management Systems

Responsible Minerals Policy: The Cisco Responsible Minerals Policy states our commitment to working with our suppliers to source minerals in alignment with our values concerning human rights, business ethics, labor, health and safety practices, and environmental responsibility. We support the responsible extraction of minerals from the Covered Countries and other CAHRAs, as well as responsible sourcing from artisanal and small-scale mines (ASM). Responsibly sourced minerals are an important enabler of peaceful economic activity in these communities.

The Cisco Responsible Minerals Policy can be found on our corporate website, www.cisco.com, by clicking on “About Us” at the bottom of the webpage, and then on the resulting webpage clicking on the “Supply chain sustainability” link under the “Doing business with Cisco” header.

Internal Management Structure: Cisco maintains a governance structure for internal management and evaluation of the due diligence process relating to 3TG. Our internal Supply Chain Sustainability Team manages and implements our 3TG due diligence practices. The team notifies senior management in our supply chain organization of changes in supplier risk level and due diligence results by reporting to the Supply Chain Human Rights Governance Committee, which provides executive oversight of human rights risks and opportunities within our supply chain and oversees the integration of human rights policies and priorities into our business operations. The committee is comprised of our Senior Vice President of Supply Chain Operations and other executives representing our Global Manufacturing and Logistics, Global Supplier Management, Technology & Quality, and Supply Chain Transformation teams, as well as our Legal organization. Annually, our supply chain organization produces the Form SD that is filed with the SEC, and prior to being filed, the Form SD is reviewed and signed by Cisco’s senior-most executive associated with responsible minerals.

Mineral Supply Chain System of Controls: Cisco strives for transparency in our Conflict Mineral supply chain. We have implemented a system of controls that allows for the identification of upstream actors and the country of origin of minerals, using supplier surveys such as the RMI’s CMRT and data from the RMI’s RMAP. We collect, assess, and maintain, in a database, records of our due diligence efforts.

[1]	See the International Labour Organization’s Forced Labour Convention, 1930, and the Abolition of Forced Labour Convention, 1957.
[2]	See the International Labour Organization’s Worst Forms of Child Labour Convention, 1999.

Supplier Engagement: To improve our suppliers’ due diligence capabilities, Cisco produced a 3TG Supplier Survey guide that provides additional background information about responsible sourcing issues and best practices for conducting due diligence. The Cisco Responsible Minerals Policy is incorporated by reference into our standard master purchasing agreements in supply chain procurement, and such master purchasing agreements also require suppliers to adhere to the RBA Code of Conduct, which in turn requires suppliers to adopt a responsible minerals policy. Cisco confirms that each supplier has adopted such a responsible minerals policy by reviewing the information provided by the supplier in the CMRT. Additionally, responsible mineral sourcing is one of the indicators reported and measured in Cisco’s Supplier Scorecard, which is reviewed regularly with suppliers and informs business decisions. Our aim in incorporating responsible mineral sourcing in the Supplier Scorecard is to drive accountability throughout the supplier relationship. Our suppliers receive points for returning complete and correct CMRTs and for meeting our responsible mineral sourcing requirements. If we find, in the course of conducting due diligence, that suppliers are not meeting Cisco’s expectations for responsible mineral sourcing, such suppliers are flagged for mineral sourcing risks, and our practice is to direct them to develop and execute plans to improve performance. Cisco will terminate relationships with suppliers that do not make improvements to comply with our policy.

Company Grievance Mechanism: Cisco has a company-level grievance mechanism to collect concerns, questions, or grievances from any interested party regarding violations of the Responsible Minerals Policy. The grievance-receiving mechanism is the Cisco EthicsLine, our online corporate responsibility tool found on our corporate website, www.cisco.com, by clicking on “About Us” at the bottom of our homepage, and then on the resulting webpage clicking on the “Report unethical behavior” link under the “Doing business with Cisco” header.

2.	Identify and Assess Risk in the Supply Chain

In-Scope Supplier Identification: To determine how and where 3TG is used in our supply chain, we identify suppliers that have 3TG-qualifying components, which involves excluding suppliers utilizing component classes that do not contain metals, such as component classes containing only software, plastic materials or paper materials, and suppliers utilizing components that we otherwise have reason to believe do not contain 3TG. The next step is to analyze the remaining suppliers to address changes in the supply chain due to merger and acquisition activities and other exclusion criteria. The remaining suppliers are categorized as “In-Scope Suppliers.”

In-Scope Supplier CMRT Data Collection: A survey of In-Scope Suppliers is conducted using the CMRT, which provides a mechanism for these suppliers to provide details regarding the SORs from which their suppliers source 3TG.The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data.

In-Scope Supplier CMRT Analysis and Research: Once we receive CMRT responses, we analyze and research them. In-Scope Suppliers that provided, in our judgment, inaccurate or incomplete information are contacted again in order to correct the information, obtain additional information, and/or seek clarification on whether specific SORs contributed to Cisco products.

In-Scope Supplier Tracking and Monitoring: We track and monitor the completion of CMRTs by In-Scope Suppliers using internal tools. We escalate missing CMRTs to our Global Supplier Management team in an effort to reach closure. Our policy is to conduct follow-up communications with In-Scope Suppliers whose CMRTs report SORs that are not RMAP “Conformant” (as defined hereinafter) or “Active” (as defined hereinafter), including conducting meetings with them to discuss progress toward removing Non-Conformant SORs from their supply chains.

In-Scope Supplier Smelter Analysis and RCOI Determination: Cisco uses country of origin data obtained during RMAP SOR audits to determine country of origin of 3TG in our supply chain. We compare the list of SORs reported by our In-Scope Suppliers against the RMI Smelter Reference List to determine which SORs are validated by the RMI to be actual SORs. We then compare that list of validated SORs against the RMI’s list of RMAP Conformant SORs. To complete a RCOI determination, Cisco compares the list of the RMAP Conformant SORs reported by our suppliers against the RMI’s Reasonable Country of Origin Information Data List, which provides data on the country of origin of minerals processed by RMAP Conformant SORs, to create a list of countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated. We have included this list in this CMR as Addendum B.

3.	Design and Implement a Strategy to Respond to Identified Risks

Report Findings to Senior Management: Cisco’s Supply Chain Human Rights Governance Committee is notified of identified risks in our supply chain following the completion of the CMRT data collection process. The committee reviews a summary of supplier responses, a detailed analysis of SORs reported in our supply chain including the RMAP-conformance status, and an overview of emerging issues. In addition, senior management receives ongoing updates of due diligence activities in regular supplier business review meetings or as incidents and allegations arise.

Create and Implement a Risk Management Plan: Cisco maintains a risk management plan and metrics for mitigation efforts. We track the number of Conformant, Active, and Non-Conformant SORs as reported to us in our CMRT supplier surveys. Based on that data, we determine risk mitigation procedures including working with suppliers on a strategy to remove Non-Conformant SORs from the supply chain. Based on those actions, suppliers may submit a revised CMRT. In the event that a supplier does not make efforts to comply with our Responsible Minerals Policy, the situation may be escalated to our Global Supplier Management organization for a determination as to whether to remove such supplier from our supply chain.

SOR RMAP Conformant status may change, even during the same year in which the CMRT reporting step has been completed. We therefore monitor the RMAP participation status of SORs in our supply chain throughout the year via engagement with and updates from the RMI. We also monitor our suppliers’ adherence to Cisco’s Supplier Code of Conduct and Responsible Minerals Policy throughout the year, and we strive to hold them accountable through our Supplier Scorecard and other internal business processes.

4.	Support the Process for Independent Third-Party Audits of SORs

Cisco strongly supports independent, third-party audits at identified points in the supply chain, primarily through our membership and participation in the RMI and also by supporting other tools for advancing due diligence practices.

5.	Report on Supply Chain Due Diligence

Cisco publicly reports on our supply chain due diligence policies and practices in our annual Corporate Social Responsibility Impact Report. We also publish, on our website, our annual SEC filing pertaining to Conflict Minerals, to which this CMR is an exhibit, and the CMR contains a list of SORs identified in our supply chain that are Conformant or Active. These documents can be found on our corporate website, www.cisco.com, by clicking “About Us” at the bottom of the webpage, and then on the resulting webpage clicking on the “Supply chain sustainability” link under the “Doing business with Cisco” header.

III.	Cisco’s 2020 RCOI and Due Diligence Measures and Results

Below are the actions performed for this reporting period in order to conduct the RCOI and exercise due diligence on the source and chain of custody of the necessary 3TG contained within our products that may or may not have originated from the Covered Countries and may or may not have come from recycled or scrap smelters or refiners.

In-Scope Supplier Survey Responses

During the reporting year, Cisco surveyed its In-Scope Suppliers using the CMRT. We received responses from 172 In-Scope Suppliers, which represents approximately 99% of Cisco’s spend with direct materials suppliers whose components or assemblies contain 3TG. These CMRTs were analyzed as part of our In-Scope Supplier SOR analysis.

Smelter and Refiner RCOI and Due Diligence Results

The results of Cisco’s due diligence on the source and chain of custody of Cisco’s necessary 3TG are the product of an iterative and escalating data collection and dialogue process with our In-Scope Suppliers, as described in the immediately foregoing section.

RCOI Results

As described above, Cisco compared the list of SORs reported by In-Scope Suppliers first against the RMI Smelter Reference List, then against the RMI’s list of RMAP Conformant SORs, and finally against the RMI’s RCOI Information Data List dated March 30, 2021 to create the list of countries set forth in Addendum B.

Due Diligence Results

Cisco’s In-Scope Suppliers identified 315 unique SORs, up from 296 unique SORs in the previous reporting year. Of such 315 unique SORs, 237 are conformant with the applicable RMAP standard (collectively, “Conformant” smelters and refiners), and 15 are “Active” according to the RMI, meaning that they are engaged in the RMAP, but a conformance determination has not yet been made (collectively, “Active” smelters and refiners). Table 1 below presents, by Conflict Mineral, the total number of unique SORs identified and the percentage that are considered low risk. Cisco defines low risk SORs as meeting either of the following criteria: 1) conformant or active in a recognized audit program, or 2) not part of a recognized audit program but confirmed by a third-party research provider to either be 100% recycled/scrap operations or to not source from Covered Countries. See Addendum A for a list of all identified SORs. The number of SORs in the Cisco supply chain for the 2020 reporting year that are either Conformant or Active has increased by 14 from the previous reporting year: 252 SORs for the 2020 reporting year versus 238 SORs for the 2019 reporting year.

Table 1 – Low-Risk Smelters and Refiners, by Conflict Mineral.

(as reported to Cisco by In-Scope Suppliers)

	Total Smelters and Refiners, by Conflict Mineral (2020) *	Number Conformant or Active** (2020)	Number Confirmed Recyclers or Not Sourcing from Covered Countries (2020)	Current Percentage Low Risk (see definition above) (2020)	Previous Percentage Conformant or Active
					(2019)	(2018)	(2017)
Gold	160	113	16	81%	70%	69%	73%
Tantalum	37	37	0	100%	100%	100%	98%
Tin	73	63	1	86%	84%	90%	91%
Tungsten	44	42	0	95%	96%	95%	93%

*	Includes smelters and refiners that are potential sources of 3TG
**

Includes refiners accepted onto the London Bullion Market Association (LBMA) Good Delivery list or certified by the Responsible Jewellery Council (RJC), both responsible minerals standards recognized by the RMAP.

Based on information provided by Cisco In-Scope Suppliers on the CMRT and the RMI’s March 30, 2021 RCOI data, the countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated are listed in Addendum B.

Follow Up Risk Mitigation Activities

As part of our risk management plan, Cisco monitors its supply chain for SORs that Cisco has deemed “high-risk” because (i) such SORs have not participated in a third-party audit program and (ii) certain red flags identified by the OECD Due Diligence Guidance are present. Cisco’s policy is to require its suppliers to remove these high-risk SORs from their supply chains. In 2020, by reviewing information gathered from the RMI and independent research, Cisco determined that six SORs in the supply chains of our suppliers were designated high-risk.

For suppliers that reported high-risk SORs, we requested additional information about which of their suppliers (sub-tier suppliers to Cisco) reported these SORs and whether those sub-tier suppliers provided material for components sold to Cisco. Each supplier was required to submit a plan and timeline for removing these SORs from their supply chain. Suppliers that did not immediately comply were escalated through Cisco’s supply chain management organization for senior executive review and action, which may include removal of these suppliers from our supply chain.

Out of the eight Cisco suppliers that initially reported the six high-risk SORs in 2020, seven have successfully removed the high-risk SORs from our supply chain. The remaining supplier has not yet submitted such a plan, and this supplier has been escalated to Cisco supply chain senior management, and Cisco has begun the process of removing the supplier from Cisco’s supply chain. Additionally, because this supplier may have provided SOR information regarding their entire upstream supply chain, rather than only the SOR facilities that contributed 3TG used in Cisco products, these high-risk SORs may not in fact be in Cisco’s supply chain. However, we are committed to following through and escalating until the identified high-risk SORs are no longer reported in our supply chain. Additionally, Cisco is engaged with the RMI Smelter Engagement Team to address issues relating to high-risk SORs, and we continue to engage our suppliers as we work to eliminate Non-Conformant SORs from our supply chain.

IV.	Due Diligence Improvement Efforts

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

Policy Management:

Cisco reviews its Responsible Minerals Policy annually, and an update to the policy was published in May 2021 to further align the Responsible Minerals Policy with the OECD Due Diligence Guidance and Cisco human rights commitments. In 2020, we reported the results of due diligence conducted with respect to cobalt contained in lithium-ion batteries in the fiscal year 2020 Corporate Social Responsibility Impact Report and plan to continue to expand those activities in 2021.

Due Diligence Plan:

We plan to continue to enhance In-Scope Supplier communication and engagement to improve In-Scope Supplier data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain through the use of supplier scorecards and review processes. Our goal is for suppliers to assure that they source 3TG from SORs that are conformant with the applicable RMAP standard, including those that source responsibly from the Covered Countries and other CAHRAs.

Throughout the year, when incidents or allegations of human rights or other violations are reported about SORs in our supply chain, we engage with other supply chain actors including our suppliers, the relevant SORs, and industry groups. By requesting information on the allegation and the steps being taken to investigate and address such allegation, we continue to drive transparency and accountability through our supply chain. A key tool that we use is the RMI’s Mineral Grievance Platform, an online cross-industry platform that screens and addresses grievances linked to minerals supply chains.

In 2020, Cisco again contributed financially to the RMI’s Upstream Due Diligence Smelter Fund. RMI has expanded its RMAP audit practice to extend beyond the Covered Countries to include due diligence on all CAHRAs. The fund supports SORs that are making the due diligence transition in locations where there is not currently an existing upstream due diligence mechanism. Our intention with our contribution is to maintain the high level of SOR participation in the RMAP; to support the application of RMAP assessment standards beyond the Covered Countries and into other high-risk areas toward the goal of producing a more holistic due diligence program; and to offset the due diligence cost of sourcing responsibly from CAHRAs in order to support peaceful economic activity in those regions.

Additionally, in response to expanding stakeholder expectations and global regulations, Cisco created a procedure to identify likely CAHRAs based on guidance from the OECD and the United Nations. This procedure is helpful in determining when additional due diligence regarding supplier compliance with our Responsible Minerals Policy is warranted. With the EU conflict minerals regulation having gone into effect in January 2021, we intend to implement this procedure and to make associated disclosures in other sustainability reports. We plan to conduct an annual review of this procedure to ensure alignment with guidance published by government bodies and policymakers.

Collaboration and Community:

In 2020, Cisco continued collaborating with peer companies and other stakeholders through participation in the RMI. We were involved in the RMI Smelter Engagement Team, which works to increase participation in the RMAP process; the RMI Mining Engagement Team, which seeks to identify ways to share data from upstream mining companies with downstream manufacturers; and the RMI ASM Workgroup, which is focused on driving performance improvements and mitigating the risks associated with artisanal and small-scale-mining. We anticipate deepening our involvement in these groups and engaging on other issues relevant to our minerals sourcing strategy.

Cisco also became a member of the European Partnership for Responsible Minerals (EPRM), a multi-stakeholder partnership designed to increase the number of mines that adopt responsible mining practices in CAHRAs. We look forward to participating in this community and will contribute funding to advance its in-region projects in 2021.

Advancing Mineral Supply Chain Transparency:

Building upon previous engagements to increase transparency and the usefulness of minerals supply chain data, in 2020, Cisco funded a mine monitoring program, the RCS Global Better Mining program, that provides key insights to mining organizations and downstream customers. The RCS Global Better Mining program has improved understanding of working conditions at ASM sites in the DRC and surrounding countries. We look forward to learning from this data in 2021.

Communicating Impact:

We have disclosed our responsible mineral sourcing activities in this CMR and also plan to disclose such activities in our fiscal year 2021 corporate social responsibility report, which we plan to issue later in the current calendar year.

V.	Conclusion

Cisco continues to work towards achieving a responsible 3TG supply chain for our products. Given that we have received insufficient information with respect to certain SORs that may have processed the 3TG in our products, we are unable to conclude whether our products are conflict-free, and for this reason, pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, an independent private sector audit of the report presented herein has not been conducted.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this CMR, as well as certain other statements made in this CMR, are forward-looking in nature and are based on Cisco’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RBA and RMI remain effective as a source of external support to us in the Conflict Minerals compliance process and whether the results of our efforts to improve the due diligence process, to enhance industry collaboration regarding the same, to investigate possible investment in new supply chain compliance technologies and to expand upon our supply chain-related human rights initiatives will be effective) that may be outside of Cisco’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cisco’s) are not incorporated by reference in, or considered to be a part of, this CMR unless expressly incorporated by reference herein.

Addendum A: List of Smelters and Refiners

The following list contains the SORs that may have been used to process 3TG used in Cisco products based on information provided by Cisco In-Scope Suppliers on the CMRT. Suppliers may have provided SOR information regarding their entire upstream supply chain, rather than SOR information relating only to SOR facilities that contributed 3TG used in Cisco products. Cisco does not have direct relationships with these SORs or their suppliers. We continue to work with our suppliers to improve due diligence efforts and remove SORs that violate our Responsible Minerals Policy or that otherwise meet certain criteria relating to sourcing risk. This list is accurate as of April 19, 2021.

Metal	Smelter Name	Country
Gold	L’Orfebre S.A.	ANDORRA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Industrial Refining Company	BELGIUM
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Marsam Metals	BRAZIL
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	SAFINA A.S.	CZECHIA
Gold	SAAMP	FRANCE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Gold Coast Refinery	GHANA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Bangalore Refinery	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	JALAN & Company	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	8853 S.p.A.	ITALY
Gold	Chimet S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	Safimet S.p.A	ITALY
Gold	T.C.A S.p.A	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Caridad	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Morris and Watson	NEW ZEALAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Sudan Gold Refinery	SUDAN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	African Gold Refinery	UGANDA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	AMG Brasil	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM

Addendum B: List of Countries of Origin of Conflict Minerals

Based on information provided by Cisco In-Scope Suppliers on the CMRT and the RMI’s March 26, 2021 RCOI data, the countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated are listed below.

Country	Metal
Argentina	Gold
Australia	Tantalum, Tin, Tungsten
Austria	Tantalum, Tungsten
Benin	Gold
Bolivia (Plurinational State of)	Gold, Tantalum, Tin, Tungsten
Botswana	Gold
Brazil	Gold, Tantalum, Tin, Tungsten
Burkina Faso	Gold
Burundi	Tantalum, Tin, Tungsten
Canada	Gold
Chile	Gold
China	Tantalum, Tin, Tungsten
Colombia	Gold, Tantalum, Tin, Tungsten
Congo, Democratic Republic of	Tantalum, Tin, Tungsten
Costa Rica	Gold
Cote d’Ivoire	Gold
Cyprus	Gold
Ecuador	Gold
Eritrea	Gold
Ethiopia	Tantalum
France	Tantalum
French Guiana	Gold
Georgia	Gold
Germany	Tantalum
Ghana	Gold
Guinea	Gold
Guyana	Gold
Honduras	Gold
India	Tantalum
Indonesia	Gold, Tin
Japan	Gold
Kazakhstan	Tungsten
Laos	Tin
Madagascar	Tantalum
Malaysia	Gold, Tantalum, Tin, Tungsten
Mali	Gold
Mexico	Gold, Tungsten
Mongolia	Tin, Tungsten
Morocco	Gold
Mozambique	Gold, Tantalum

Myanmar	Tin, Tantalum, Tungsten
Namibia	Tantalum
Nicaragua	Gold
Niger	Gold
Nigeria	Tantalum, Tin, Tungsten
Peru	Gold, Tin, Tungsten
Philippines	Gold
Portugal	Tin, Tungsten
Russian Federation	Gold, Tantalum, Tin, Tungsten
Rwanda	Gold, Tantalum, Tin, Tungsten
Saudi Arabia	Gold
Senegal	Gold
Sierra Leone	Gold, Tantalum
South Africa	Gold
Spain	Tantalum, Tin, Tungsten
Suriname	Gold
Swaziland	Gold
Taiwan	Tin
Tajikistan	Gold
Tanzania	Gold
Thailand	Tantalum, Tin, Tungsten
Uganda	Gold, Tantalum, Tin, Tungsten
United Kingdom of Great Britain and Northern Ireland	Tin, Tungsten
United States of America	Gold, Tungsten
Uzbekistan	Tungsten
Venezuela	Tin
Vietnam	Tin, Tungsten
Zimbabwe	Tantalum, Tungsten